SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                     ______




Date of Report (Date of earliest event reported)    January 10, 1997
                                                    ----------------------------

                     INTERNATIONAL FAST FOOD CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



                 Florida                  0-20203                65-0302338
--------------------------------------------------------------------------------
   (State or other jurisdiction       (Commission File         (IRS Employer
         or incorporation)                  Number)          Identification No.)



            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 531-5800
                                                     ---------------------------

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Other Events.

Item 5.
-------

On January 10, 1997, the Company raised $400,000 from the issuance of three 8% Convertible Promissory Notes (the "Notes") in the amounts of $300,000, $50,000 and $50,000 to Marilyn Rubinson, Kim Rubinson and Jaime Rubinson, the mother and children of the Company's President, respectively. Such Notes mature on January 9, 1999 and are convertible into common stock, $.01 par value per share of the Company (the "Common Stock"), at a conversion price equal to $.10 per share. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year during the term of the Note commencing June 15, 1997. Interest on the Notes can be paid either in cash or in Common Stock of the Company at $.10 a share at the Company's option. As security for such Notes, the Company assigned its entire equity interest (the "Security Interest") in International Fast Food Polska, a Polish limited liability corporation, and in all proceeds thereof. This Security Interest is subordinate to an existing security interest pursuant to the Agreement to Assign Litigation Proceeds dated January 25, 1996 and all amendments thereto.

The Company intends to use the proceeds from the Notes for additional expenses incurred in connection with the Company's pending litigation against Burger King Corporation and for general working capital purposes.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS

      (c)   Exhibits:

            (1)   Form of Promissory Note

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERNATIONAL FAST FOOD CORPORATION


                                    By: /s/ Mitchell Rubinson
                                        ----------------------------------------
                                        MITCHELL RUBINSON, President


DATED:  January 22, 1997




























                                        3